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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           TD Waterhouse Group, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                  13-4056516
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)



  100 Wall Street, New York, New York                       10005
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(Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


        Title of each class                  Name of each exchange on which
        to be so registered                  each class is to be registered


Common Stock, par value $.01 per share      The New York Stock Exchange, Inc.
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-76043 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
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                                (Title of class)


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                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT=S SECURITIES TO BE REGISTERED.

         On June 17, 1999, the registrant filed with the Securities and Exchange commission (the ACommission@) Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-77521) with respect to its common stock, par value $.01 per share (the ACommon Stock@). The securities to be registered pursuant to this Registration Statement on Form 8-A were described in the registration statement referred to above under the caption ADescription of Capital Stock,@ and such description is incorporated by reference herein in response to the information required by this Item. Such description incorporated by reference herein shall be filed with copies of the application filed with The New York Stock Exchange, Inc. (ANYSE@).

ITEM 2.  EXHIBITS.

         The securities registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. Therefore, the following exhibits shall be filed with each copy of this Registration Statement filed with NYSE, but have not been filed with, and are not incorporated by reference in copies of this Registration Statement filed with the Commission:

         1.1 Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-77521), as filed with the Commission on June 7, 1999.

         1.2 Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-77521), as filed with the Commission on June 17, 1999.

         3.1* Form of Amended and Restated Certificate of Incorporation of the Registrant.

         3.2*     Form of Amended and Restated By-laws of the Registrant.

         4.1*     Specimen of a Common Stock certificate.

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*  Included in Amendment No. 1 to the Registration Statement on Form S-1
   (File No. 333-77521).





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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


   Date:  June 17, 1999            TD WATERHOUSE GROUP, INC.



                                   By:  /s/  Richard H. Neiman
                                        --------------------------------------
                                        Name:    Richard H. Neiman
                                        Title:   Executive Vice President,
                                                 General Counsel and Secretary